UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 9, 2019

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diamedica therapeutics inc.

(Exact name of registrant as specified in its charter)

Canada	001-36291	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Carlson Parkway, Suite 260 Minneapolis, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 496-5454

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Effective on January 9, 2019, the Board of Directors of DiaMedica Therapeutics Inc., a business corporation governed by the Canada Business Corporations Act (the “Company”), approved an application to the TSX Venture Exchange (the “TSXV”) to voluntarily delist from trading the Company’s common shares on the TSXV. Given the recent listing of the Company’s common shares on The Nasdaq Capital Market in connection with its December 2018 initial public offering of its common shares in the United States, the Company believes that the financial and administrative costs associated with maintaining a dual listing are not justified. The Company expects that its voluntary delisting application will be effective at market close on January 18, 2019, and the Company’s common shares will no longer be traded through the facilities of the TSXV. The Company’s common shares are currently traded, and will continue to trade, on The Nasdaq Capital Market under the symbol “DMAC”.

A copy of the Company’s press release announcing the voluntary delisting of its common shares from the TSXV is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press release dated January 9, 2019 announcing voluntary delisting of common shares from the TSX Venture Exchange

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMEDICA THERAPEUTICS INC.

By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer and Secretary

Dated: January 9, 2019